UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2014

AEHR TEST SYSTEMS

(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Aehr Test Systems (the “Company”) entered into the Fourth Amendment to Loan and Security Agreement (the “Domestic Amendment”) with Silicon Valley Bank (the “Lender”) which amends the Loan and Security Agreement dated as of August 25, 2011 (as amended, the “Domestic Agreement”) with Lender, and the Fourth Amendment to Export-Import Bank Loan and Security Agreement (the “Exim Amendment”) with Lender, which amends the Export-Import Bank Loan and Security Agreement dated as of August 25, 2011 (as amended, the “Exim Agreement” and together with the Domestic Agreement, the “Loan Agreements”) with Lender.

Pursuant to the Domestic Amendment and the Exim Amendment any principal and interest on advances made pursuant to the Loan Agreements will mature on August 21, 2015, subject to certain exceptions where the Company is required to repay such amounts at an earlier date and unless earlier terminated by the Company.

The foregoing description of the Domestic Amendment and the Exim Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Domestic Amendment and the Exim Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Loan and Security Agreement dated August 22, 2014 by and between Aehr Test Systems and Silicon Valley Bank.
10.2	Fourth Amendment to Export-Import Bank Loan and Security Agreement dated August 22, 2014 by and between Aehr Test Systems and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

By:	/s/ GARY L. LARSON
Gary L. Larson
Vice President of Finance and
Chief Financial Officer

Date:  August 26, 2014